UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): January 27, 2014

CARMAX, INC.

(Exact name of registrant as specified in its charter)

Virginia	1-31420	54-1821055
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

12800 Tuckahoe Creek Parkway Richmond, Virginia	23238
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (804) 747-0422

Not applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02	Amendments to Form of Notice of Stock Option Grant and Form of Notice of MSU Grant

Effective January 27, 2014, the Compensation and Personnel Committee of the Board of Directors of CarMax, Inc. (the “Company”) approved amendments to the Company’s form of notice of stock option grant and form of notice of market stock unit (“MSU”) grant. These amendments relate to the vesting of options and MSUs upon a change in control. Prior to this amendment, the forms of notice for both the options and the MSUs contained a modified “single-trigger” feature under which fifty percent of a grant would automatically vest upon a change in control and the remaining fifty percent would automatically vest upon the one-year anniversary of the change in control. These amendments eliminate this feature and substitute a “double-trigger” feature under which a change in control by itself does not trigger any vesting of options or MSUs.

The foregoing descriptions of the amendments to the form of notice of stock option grant and form of notice of MSU grant do not purport to be complete and are qualified in their entirety by reference to the full text of the respective forms of notice, which are filed herewith as Exhibit 10.1 and Exhibit 10.2, respectively, and are incorporated by reference herein.

Item 9.01.	Financial Statements and Exhibits.

(d)	Exhibits.

Exhibit Number	Description of Exhibit

10.1	Form of Notice of Stock Option Grant between CarMax, Inc. and certain named and other executive officers

10.2	Form of Notice of Market Stock Unit Grant between CarMax, Inc. and certain named and other executive officers

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CARMAX, INC.
(Registrant)

Dated: January 31, 2014	By:	/s/ Eric M. Margolin
Eric M. Margolin
Senior Vice President,
General Counsel and Secretary

INDEX TO EXHIBITS

Exhibit Number	Exhibit

10.1	Form of Notice of Stock Option Grant between CarMax, Inc. and certain named and other executive officers

10.2	Form of Notice of Market Stock Unit Grant between CarMax, Inc. and certain named and other executive officers